UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025 (June 4, 2025)

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Howard Hughes Holdings Inc. (the “Company”) previously disclosed that it had mutually agreed with its President, L. Jay Cross, not to renew Mr. Cross’ employment agreement upon the expiration of its current term on December 1, 2025, which shall be treated as a non-renewal by the Company under his employment agreement. The Company and Mr. Cross have now agreed that Mr. Cross will retire from and cease to be an executive officer of the Company effective June 30, 2025. On June 8, 2025, Mr. Cross entered into a Separation and Release Agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, Mr. Cross will receive (i) an amount equal to his base salary through December 1, 2025, less applicable taxes, withholdings, and deductions, (ii) a bonus payment for his service during 2025 of $1,950,000, and (iii) a discretionary cash payment of $2,300,000. Previous awards of 29,980 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to time-based vesting, will vest in full on the Effective Date (as defined in the Separation Agreement), as will options to purchase 17,208 shares of Common Stock. Performance stock awards of 41,926 shares of Common Stock previously issued by the Company to Mr. Cross will remain outstanding and continue to vest in accordance with the terms of their respective grant agreements. The Company shall reimburse Mr. Cross for the cost of COBRA coverage through December 31, 2025. The Separation Agreement is conditioned upon Mr. Cross executing a waiver and release in favor of the Company, and agreeing to other customary terms.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

The board of directors (the “Board”) of the Company established September 30, 2025, as the date of the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and the close of business on August 4, 2025, as the record date for the determination of stockholders entitled to receive notice of and vote at the 2025 Annual Meeting. The time and location of the 2025 Annual Meeting will be specified in the Company’s proxy statement for the 2025 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “2025 Proxy Statement”).

Pursuant to the Company’s amended and restated bylaws (the “Bylaws”), because the date of the 2025 Annual Meeting will be more than 30 days after the anniversary of the Company’s 2024 annual meeting of stockholders, the Company is filing this Current Report on Form 8-K to provide stockholders with notice of the deadlines for the submission of qualified stockholder proposals for the 2025 Annual Meeting.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals intended to be presented at the 2025 Annual Meeting and included in the 2025 Proxy Statement must be sent in writing to the Company at its principal executive offices, addressed to the Company’s corporate secretary and received by the Company no later than a reasonable time before the Company begins to print and mail the proxy materials for the 2025 Annual Meeting. Accordingly, the deadline for submission of 14a-8 proposals to be included in the 2025 Proxy Statement is June 23, 2025.

For a nomination or stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2025 Annual Meeting, the nomination or proposal must contain the information required by, and otherwise comply with, the Bylaws. Pursuant to the Bylaws, such nominations and/or proposals must be delivered to the Secretary at the Company’s principal executive offices not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual. Accordingly, the deadline for submission of stockholder nominations and proposals to be considered at the 2025 Annual Meeting, and submitted outside of Rule 14a-8, is July 2, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Separation and Release Agreement, dated June 8, 2025, between Howard Hughes Holdings Inc. and L. Jay Cross
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel and Secretary

Date:  June 10, 2025